UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported): March 23, 2004

ARIAD PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21696	22-3106987

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 LANDSDOWNE STREET
CAMBRIDGE, MASSACHUSETTS 02139
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
(617) 494-0400

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
EX-1.1 UNDERWRITING AGREEMENT DATED MARCH 23, 2004
EX-5.1 OPINION OF MINTZ, LEVIN, COHN, FERRIS
EX-99.1 PRESS RELEASE DATED MARCH 24, 2004

ITEM 5. OTHER EVENTS.

On March 24, 2004, ARIAD Pharmaceuticals, Inc. publicly disseminated a press release announcing that it had priced an underwritten public offering of 4,400,000 shares of its common stock at a price of $8.50 per share. The offering is being made from a shelf registration statement that became effective on January 9, 2004. The underwriters have been granted the option to purchase up to an additional 660,000 shares to cover any over-allotments. Lehman Brothers Inc. is acting as sole bookrunning manager in this offering. Lazard Frères & Co., LLC, Adams, Harkness & Hill, Inc., JMP Securities LLC and Rodman & Renshaw, LLC are acting as co-managers. The information contained in the press release is incorporated herein by reference and attached as Exhibit 99.1 hereto.

ARIAD filed the final prospectus supplement relating to the public offering with the SEC earlier today. In connection with that filing, it is filing the related underwriting agreement as Exhibit 1.1 to this current report on Form 8-K and the legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the validity of the securities being registered as Exhibit 5.1 to this current report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

	1.1	Underwriting Agreement, dated March 23, 2004, by and among ARIAD Pharmaceuticals, Inc. and Lehman Brothers Inc., Lazard Frères & Co., LLC, Adams, Harkness & Hill, Inc., JMP Securities LLC and Rodman & Renshaw, LLC, as representatives of the underwriters named on Schedule 1 thereto.

	5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

	23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

	99.1	Press Release dated March 24, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIAD PHARMACEUTICALS, INC.

By:	/s/ Edward M Fitzgerald

Edward M. Fitzgerald Senior Vice President and Chief Financial Officer

Date: March 24, 2004

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EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated March 23, 2004, by and among ARIAD Pharmaceuticals, Inc. and Lehman Brothers Inc., Lazard Frères & Co., LLC, Adams, Harkness & Hill, Inc., JMP Securities LLC and Rodman & Renshaw, LLC, as representatives of the underwriters named on Schedule 1 thereto.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

99.1	Press Release dated March 24, 2004.

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